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                                                                   EXHIBIT 10.48

                   MODIFICATION OF NOTE AND SECURITY AGREEMENT

      This Modification of Note and Security Agreement (the "MODIFICATION"), is dated effective as of the 29th day of December 2003 (the "EFFECTIVE DATE"), and is by and between SCHLOTZSKY'S FRANCHISOR, LLC, a Delaware limited liability company (the "DEBTOR"), and JOHN C. WOOLEY AND JEFFREY J. WOOLEY (collectively, the "SECURED PARTY"), with respect to that certain Security Agreement (the "SECURITY AGREEMENT") dated as of November 12, 2003, by and between the Debtor and Secured Party.

                                    Recitals

      Reference is here made to that certain Promissory Note (the "NOTE") dated as of November 12, 2003, executed by the Debtor and payable to the order of the Secured Party. The Note is more fully described in and secured by a Security Agreement (herein so called) by and between the Debtor and Secured Party.

      The Debtor and Secured Party desire to amend certain of the terms of the Note and Security Agreement. This Modification is entered into in order to accomplish such purpose.

                                   Agreements

      NOW, THEREFORE, for and in consideration Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

      1. RECITALS; DEFINED TERMS. Each and all of the introductory paragraph and all of the Recitals to this Modification are hereby incorporated into this Modification by this reference for all purposes. Capitalized terms which are used in this Modification and are not otherwise defined are used with the meanings provided for them in the Security Agreement, unless the context clearly requires otherwise.

      2. SECURED INDEBTEDNESS. Article III, Section 2 of the Security Agreement is hereby amended to provide as follows:

            2. All obligations of any one or more of the Debtor, Schlotzsky's, Inc. a Texas corporation ("SCHLOTZSKY'S"), Schlotzsky's NAMF Funding, LLC, a Delaware limited liability company ("NAMF") and Schlotzsky's Restaurants, Inc., a Texas corporation ("SRI") , to either or both of the Secured Party arising by way of subrogation, contribution, or otherwise in connection with any guaranty by either or both of the Secured Party of any indebtedness or obligation of any one or more of the Debtor, Schlotzsky's, NAMF and SRI in connection with the following described transactions, but not otherwise:

            (a) in an amount not in excess of $4,300,000 in connection with that certain loan by Commerce National Bank, a branch of Lubbock National Bank ("CNB"), to NAMF in the original principal amount of up to $4,300,000.00 evidenced by promissory note in said amount dated as of June 12, 2003, executed by NAMF and payable to the order of CNB (including any and all amendments, modifications, renewals, extensions, rearrangements and consolidations thereof so long as the principal amount
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      of the obligations secured directly or indirectly by the Collateral is not increased as a result thereof).

            (b) in an aggregate amount not in excess of $1,000,000 in connection with that certain Operating Lease dated as of May 27, 1994, by and between William C. Pfluger and Karen O'Brien Pfluger, as husband and wife, William
      C. Pfluger, Trustee of the William Carl Pfluger Children's Trust Created under the Will of Carl R. Pfluger, as tenants in common, as lessor, and SRI, as lessee, a Memorandum of which is recorded in Volume 12214, Page 1981 of the Real Property Records of Travis County, Texas, with respect to the property located in Travis County, Texas, more fully described in said Memorandum (reference to which instrument and its record is hereby made for a description of the property covered by said Operating Lease and Memorandum) (including any and all amendments and modifications thereof, so long as the principal amount of the obligations secured directly or indirectly by the Collateral is not increased as a result thereof).

      For purposes of this Article III, Section 2, the pledging of collateral shall operate and be construed as a "guaranty".

      3. EVENTS OF DEFAULT. Article V of the Security Agreement is hereby amended by the addition of the following new subsection 5 immediately following
Section 4 thereof:

            5. The acceleration of all or any material portion of the "Senior Obligations," as defined in that certain Subordination Agreement dated as of December 29, 2003, by and among the Debtor, Secured Party, Schlotzsky's, Inc., Schlotzsky's Franchise Operations, LLC, DFW Restaurant Transfer Corp., and NS Associates I, Ltd.

      4. RATIFICATION. The Debtor hereby ratifies and confirms the liens and security interests on the Collateral (as modified hereby) until the Note as so modified has been fully paid and all obligations performed or paid, and agrees that such modification shall in no manner affect or impair the Note or the security interests and that the security interests shall not in any manner be waived, the purpose of this instrument being simply to modify the amount, time, or manner of payment of the Note and to carry forward all security interests securing the same, which the Debtor hereby acknowledges to be valid and subsisting. It is the intention of the parties hereto that this Agreement shall not constitute a novation and shall in no way adversely affect or impair the priority of the security interests.

      5. FULL FORCE AND EFFECT. The Debtor agrees that all terms and provisions of the Note and of the Security Agreement shall be and remain in full force and effect as therein written, except as otherwise expressly provided herein. The Debtor represents and warrants to the Secured Party that the Note and the Security Agreement are not in default after giving effect to this Modification and that there are no defenses, offsets or counterclaims to or against either the Note or the Security Agreement.

      6. MISCELLANEOUS.


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            (a) The section headings appearing in this instrument have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this instrument. Terms used in this instrument which are defined in the Texas Uniform Commercial Code are used with the meanings as therein defined.

            (b) The law governing this secured transaction shall be that of the State of Texas in force at the date of this instrument.

            (c) Actions hereunder by the Secured Party shall require the unanimous approval of all the persons comprising the "Secured Party" hereunder.

                 [Signatures Appear on Following Signature Page]


                                       3
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         [Signature Page To Modification of Note and Security Agreement]

   EXECUTED to be EFFECTIVE AS OF, but not necessarily on, the Effective Date.

DEBTOR:                                              SECURED PARTY:

Schlotzsky's Franchisor, LLC,
a Delaware limited liability company


By: /s/ JOYCE CATES                                 /s/ JOHN C. WOOLEY
    ------------------------------            ----------------------------------
    Joyce V. Cates,                           John C. Wooley
    Senior Vice President


                                                   /s/ JEFFREY J. WOOLEY
                                              ----------------------------------
                                              Jeffrey J. Wooley

                                 Signature Page